EXHIBIT 99.1

Success Entertainment Group International, Inc. Qualifies for Disaster Aid Relief and

Announces Receipt of $262,000.00 in Combined Funding

Tulsa, Oklahoma - (Newsfile Corp. – July 27, 2020) – Success Entertainment Group International, Inc. (OTCQB: SEGN), (the “Company”), announced today that it qualified for disaster aid due to the pandemic and has received funding in the form of two (“2”) transactions today, a One Hundred and Fifty Thousand ($150,000.00) long-term loan with the U.S. Small Business Loan Association for relief due to the pandemic, and a One Hundred and Twelve ($112,0000.00) funding with Adar Alef, LLC (“Holder”), a New York limited liability company; the terms and conditions of which are set forth in the Company’s July 27, 2020 Form 8-K. This funding gives the Company the ability to assist with its planned acquisition model and should facilitate expansion capacity for Utility Management Corp (“UMC”) and its subsidiaries, and future Personal Protective Equipment (PPE) market opportunities.

“Receiving capital on more favorable terms with the objective of making more acquisitions which we hope will ultimately provide value for our shareholders as we continue to build our Company’s cash flow and revenue opportunities is our primary goal,” stated Company CEO, Billy Robinson.

ABOUT SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC. (“SEGN”)

Success Entertainment Group International Inc. (OTCQB: SEGN), plans to operate three (“3”) infrastructure and financial-based models; Fiber optics; 5G and utility management; medical technology; PPE infrastructure products, e-commerce based organization; platform sharing; and database-membership financial growth management. Such revenue streams may contribute viable and steady growth to the Company.

ABOUT RENAVOTIO INFRATECH (“RII”)

RII is a holding company focused on infrastructure opportunities including medical, 5G, utility construction, utility management, IoT, water, waste-management technology, and related industries. RII initial targets along with recent medical protective gear are infrastructure companies with utility construction, consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning.

ABOUT UTILITY MANAGEMENT CORP (“UMC”)

Utility Management Corp is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. One subsidiary, Utility Management and Construction (“UMCCO”), is an engineering and smart utility management company that provides a one-stop solution for rural communities to reduce the consumption of electricity, natural gas, and water utilities for commercial, industrial, and municipal end users. UMCCO’s unique approach creates immediate bottom line savings for clients, by providing the engineering, planning, permitting, and installation through their second wholly-owned subsidiary, Cross-Bo Construction (“Cross-Bo”), an Oklahoma limited liability company, specializing in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain “forward-looking statements” under applicable US securities legislation. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: general business, economic, competitive, political and social uncertainties; delay or failure to receive board, shareholder or regulatory approvals, where applicable and the state of the capital markets. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. No information in this Press Release should be construed in any manner as an indication of the Company’s future revenues, financial condition, or stock price.

IR Contact:

Success Entertainment Group International Inc.

Email Contact: brobinson@renavotio.com

Telephone: +1(504) 722-7402

Skyline Corporate Communications Group, LLC

Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 10th Floor

New York, NY 10020

Office: (646) 893-5835

Email: lisa@skylineccg.com

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